Exhibit 99.1

G1 Therapeutics Announces Pricing of Offering of Common Stock

RESEARCH TRIANGLE PARK, N.C., November 17, 2022 (GLOBE NEWSWIRE) – G1 Therapeutics, Inc. (Nasdaq: GTHX), a commercial-stage oncology company, today announced the pricing of an underwritten public offering of 7,700,000 shares of its common stock at a public offering price of $6.50 per share, for total gross proceeds of $50,050,000. All of the shares in the offering will be sold by G1 Therapeutics. In addition, G1 Therapeutics has granted the underwriters a 30-day option to purchase up to an additional 1,155,000 shares of common stock at the public offering price, less the underwriting discount. The offering is expected to close on November 22, 2022, subject to customary closing conditions.

Cowen and Raymond James are acting as joint book-running managers for the offering. Needham & Company and Wedbush PacGrow are acting as lead managers for the offering.

The shares are being offered pursuant to a “shelf” registration statement previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the website of the SEC at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from Cowen and Company, LLC, Attn: Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by telephone: (833) 297-2926 or by email: PostSaleManualRequests@broadridge.com; or from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, or by telephone at (800) 248-8863, or e-mail at prospectus@raymondjames.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About G1 Therapeutics

G1 Therapeutics, Inc. is a commercial-stage biopharmaceutical company focused on the development and commercialization of next generation therapies that improve the lives of those affected by cancer, including the company’s first commercial product, COSELA® (trilaciclib). G1 has a deep clinical pipeline and is executing a tumor-agnostic development plan evaluating trilaciclib in a variety of solid tumors, including colorectal, breast, lung, and bladder cancers. G1 Therapeutics is based in Research Triangle Park, N.C.

G1Therapeutics® and the G1 Therapeutics logo and COSELA® and the COSELA logo are trademarks of G1 Therapeutics, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, those relating to expectations for the commercial launch of COSELA® (trilaciclib), the therapeutic potential of COSELA (trilaciclib), G1 Therapeutics’ ability to accelerate adoption of COSELA among top tier accounts, G1 Therapeutics’ ability to generate data to maximize trilaciclib’s applicability to future treatment paradigms, and G1 Therapeutics’ reliance on partners to develop and commercial licensed products. In addition, COSELA (trilaciclib) may fail to achieve the degree of market acceptance for commercial success, and the impact of pandemics, such as COVID-19 (coronavirus), are based on G1 Therapeutics’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause G1 Therapeutics’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in G1 Therapeutics’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein and include, but are not limited to, G1 Therapeutics’ ability complete a successful commercial launch for COSELA (trilaciclib); G1 Therapeutics’ ability to complete clinical trials for, obtain approvals for and commercialize additional indications of COSELA and any of G1 Therapeutics’ product candidates other than COSELA (trilaciclib); G1 Therapeutics’ initial success in ongoing clinical trials may not be indicative of results obtained when these trials are completed or in later stage trials; the inherent uncertainties associated with developing new products or technologies and operating as a commercial-stage company; and market conditions. Except as required by law, G1 Therapeutics assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

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G1 Therapeutics Contact:

Jen Moses

Chief Financial Officer

919-930-8506

jmoses@g1therapeutics.com

Will Roberts

Vice President, Investor Relations & Corporate Communications

919-907-1944

wroberts@g1therapeutics.com